Exhibit 99.1

       MoSys, Inc. Reports Third Quarter 2006 Financial Results

        Resolved litigation related to UniRAM Technology, Inc.

    SUNNYVALE, Calif.--(BUSINESS WIRE)--Oct. 26, 2006--MoSys, Inc. (Nasdaq:MOSY), the industry's leading provider of high-density system-on-chip (SoC) embedded memory intellectual property (IP), today reported financial results for its third quarter ended September 30, 2006.

    --  Total revenue of $4.0 million

    --  Overall gross margin of 96 percent

    --  Resolved litigation related to UniRAM Technology, Inc.
        (UniRAM)

    -- GAAP net loss of $2.9 million or ($0.09) per share including the UniRAM litigation settlement expense of $2.4 million or ($0.08) per share

    -- Non-GAAP net loss of $2.2 million or ($0.07) per share excluding the stock base compensation expense (See table of reconciliation of GAAP to non-GAAP net income (loss) and net income (loss) per share)

    --  Announced a 65nm license and royalty agreement with Fujitsu

    --  Signed first license agreement for 1T-Flash

    Third Quarter Results

    Total net revenue for the third quarter of 2006 was $4.0 million compared to $2.3 million in the second quarter of 2006 and $4.1 million recorded in the third quarter of 2005. Third quarter revenue represented a 73 percent sequential increase over the previous quarter.

    Third quarter total revenue included licensing revenue of $3.3 million compared to $1.7 million in the second quarter of 2006 and $3.2 million in the third quarter of 2005. Royalty revenue for the third quarter was $705,000 compared to $639,000 in the previous quarter and $897,000 in the same period a year ago. The Company recorded licensing revenue from 13 different chip development projects, which is consistent with the second quarter, and royalty revenue from 15 different licensees, compared to 18 in the previous quarter.

    During the quarter, MoSys announced a technology license agreement with Fujitsu Limited, under which MoSys' 1T-SRAM technology is licensed to Fujitsu on its advanced 65nm production process. The implementation of MoSys' patented 1T-SRAM memory technology and 1T-Q bit cell will allow Fujitsu to offer complex System-on-Chip (SoC) solutions that have a fraction of the die area devoted to embedded memory compared to other competing embedded memory technologies, while maintaining very high performance with extremely low power consumption. The cost and die area savings generated by using the MoSys high density embedded memory solution can be allocated to other uses, such as increasing logic functionality while maintaining the same silicon cost.

    "During the third quarter, we continued to make progress on our 65nm and embedded flash initiatives," commented Chet Silvestri, Chief Executive Officer of MoSys. "The agreement with Fujitsu at 65 nanometers is a milestone for MoSys as it further validates the scalability of our technology at the most advanced process nodes and positions our technology for additional adoption into high volume consumer devices. We also signed our first 1T-Flash flash license during the quarter. In addition, we anticipate our royalties beginning to significantly ramp in the fourth quarter and continuing into 2007 as the Nintendo Wii(TM) video game console, and other licensees' products, are introduced into the market place."

    Mr. Silvestri continued, "Today MoSys announced the settlement of all outstanding litigation with UniRAM related to the trade secret misappropriation and patent infringement suit filed in 2004 by UniRAM. Under the settlement agreement, the companies agreed to dismiss all outstanding claims and counterclaims with prejudice, MoSys will pay UniRAM $2.4 million, and receive a complete release of all claims as well as a future fully paid license for itself and all of its licensees. The settlement amount was included in our third quarter results and we are pleased to have resolved this matter," concluded Mr. Silvestri.

    In accordance with Generally Accepted Accounting Principles (GAAP) the third quarter gross margin percentage was 96 percent, compared to 84 percent in the second quarter of 2006 and 84 percent in the third quarter of 2005. The sequential increase in total gross margin for the quarter was due to licensing revenue recognized from a high margin contract.

    Total operating expenses for the third quarter were $7.8 million, which included approximately $816,000 in legal expenses related to the UniRAM litigation and $2.4 million in the litigation settlement.

    The GAAP net loss for the quarter was $2.9 million, or ($0.09) per share, including stock-based compensation expense under Statement of Financial Accounting Standard No. 123R (FAS 123R) of $703,000 and the litigation settlement of $2.4 million. This compares to a net loss of $2.1 million, or ($0.07) per share, in the second quarter of 2006 and net income of $50,000, or $0.00 per share, in the third quarter of 2005. Per share amounts for the quarter on a GAAP basis were computed using 31,386,000 shares.

    The non-GAAP net loss for the third quarter, which excludes the total stock-based compensation charges of $703,000, was $2.2 million, or ($0.07) per share. Per share amounts for the quarter on a non-GAAP basis were computed using 31,386,000 shares. A reconciliation of GAAP results to non-GAAP results is provided in the financial statement tables following the text of this press release.

    Cash, cash equivalents and both long and short-term investments totaled approximately $87.1 million as of September 30, 2006 compared to approximately $84.5 million as of June 30, 2006.

    Business Outlook

    MoSys expects total revenue to be a range of $5.0 to $6.0 million in the fourth quarter of 2006. The Company's Chief Executive Officer and Chief Financial Officer will comment on the business highlights of the third quarter and provide additional financial details during their financial results conference call at 1:30 p.m. (PT) on Thursday, October 26, 2006.

    Third Quarter 2006 Financial Results Webcast/ Conference Call

    MoSys management will host a conference call and webcast with investors today, October 26, at 1:30 p.m. Pacific time (4:30 p.m. Eastern time) to discuss the third quarter financial results and the business outlook. Investors and other interested parties may access the call by dialing 800-260-8140 in the U.S. (617-614-3672 outside of the U.S.), and entering the passcode 29553152 at least 10 minutes prior to the start of the call. In addition, an audio webcast will be available through the MoSys Web site at http://www.mosys.com. A telephone replay will be available for 48 hours following the call at 888-286-8010 in the U.S. (617-801-6888 outside of the U.S.), passcode
83139737.

    Use of Non-GAAP Financial Measures

    To supplement MoSys' consolidated financial statements presented in accordance with GAAP (Generally Accepted Accounting Principles), MoSys uses non-GAAP financial measures that exclude from the income statement the effects of stock-based compensation and the effects of our adoption of SFAS 123R upon the number of diluted shares used in calculating non-GAAP loss per share. MoSys' management believes that the presentation of these non-GAAP financial measures is useful to investors and other interested persons because they are one of the primary indicators MoSys' management uses for planning and forecasting future performance. In addition, MoSys believes that it is important to provide investors and other interested persons with a consistent basis for comparison between quarters, particularly in light of the Company's adoption of the modified prospective transition method under SFAS 123R, which requires application of the accounting standard as of January 1, 2006 but not for prior periods.

    Investors are encouraged to review the reconciliation of these non-GAAP financial measures to the comparable GAAP results, which is provided in a table immediately below the Condensed Consolidated Statements of Operations. For additional information regarding these non-GAAP financial measures, and management's explanation of why it considers such measures to be useful, refer to the Form 8-K dated October 26, 2006 that we have submitted to the Securities and Exchange Commission.

    Forward-Looking Statements

    This press release may contain forward-looking statements about the Company including, without limitation, benefits and performance expected from use of the Company's 1T-SRAM technology.

    Forward-looking statements are based on certain assumptions and expectations of future events that are subject to risks and uncertainties. Actual results and trends may differ materially from historical results or those projected in any such forward-looking statements depending on a variety of factors. These factors include but are not limited to, customer acceptance of our 1T-SRAM technologies and embedded memory designs, the timing and nature of the license agreements being signed with our customers and their requests for our services under existing license agreements, the timing of customer acceptance of our work under such agreements, the level of commercial success of licensees' products such as cell phone hand sets, ease of manufacturing and yields of devices incorporating our 1T-SRAM, our ability to enhance the 1T-SRAM technology or develop new technologies, the level of intellectual property protection provided by our patents, the expenses and other consequences of litigation, including intellectual property infringement litigation, to which we may be or may become a party from time to time, the vigor and growth of markets served by our licensees and customers and operations of the Company and other risks identified in the Company's most recent annual report on Form 10-K filed with the Securities and Exchange Commission, as well as other reports that MoSys files from time to time with the Securities and Exchange Commission. MoSys undertakes no obligation to update publicly any forward-looking statement for any reason, except as required by law, even as new information becomes available or other events occur in the future.

    ABOUT MOSYS, INC.

    Founded in 1991, MoSys (Nasdaq:MOSY), develops, licenses and markets innovative memory technologies for semiconductors. MoSys' patented 1T-SRAM technologies offer a combination of high density, low power consumption, high speed and low cost unmatched by other available memory technologies. The single transistor bit cell used in 1T-SRAM memory results in the technology achieving much higher density than traditional four or six transistor SRAMs while using the same standard logic manufacturing processes. 1T-SRAM technologies also offer the familiar, refresh-free interface and high performance for random address access cycles associated with traditional SRAMs. In addition, these technologies can reduce operating power consumption by a factor of four compared with traditional SRAM technology, contributing to making them ideal for embedding large memories in System on Chip (SoC) designs. MoSys' licensees have shipped more than 100 million chips incorporating 1T-SRAM embedded memory technologies, demonstrating excellent manufacturability in a wide range of silicon processes and applications. MoSys is headquartered at 755 N. Mathilda Avenue, Sunnyvale, California 94085. More information is available on MoSys' website at http://www.mosys.com.

                     (Financial Tables to Follow)



                             MOSYS, INC.
           CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
               (In thousands, except per share amounts)
                             (unaudited)

                                  Three Months Ended Nine Months Ended
                                    September 30,      September 30,
                                    2006     2005     2006     2005
                                  --------- -------- -------- --------

Net Revenue:
 Product                          $      -  $     -  $     -  $    10
 Licensing                           3,333    3,233    7,302    6,386
 Royalty                               705      897    2,598    3,484
                                  --------- -------- -------- --------
            Total net revenue        4,038    4,130    9,900    9,880

Cost of Net Revenue:
 Licensing                             172      668      906    1,743
                                  --------- -------- -------- --------
            Total cost of net
             revenue                   172      668      906    1,743

Gross Profit                         3,866    3,462    8,994    8,137

Operating Expenses:
 Research and development            2,018    1,359    6,099    4,282
 Selling, general and
  administrative                     3,350    2,721    8,785    7,403
 Restructuring expenses                  -        -        -      114
 Litigation settlement               2,400        -    2,400        -
                                  --------- -------- -------- --------
            Total operating
             expenses                7,768    4,080   17,284   11,799

 Loss from operations               (3,902)    (618)  (8,290)  (3,662)

 Other income/expenses               1,043      679    2,421    1,797

            Income (loss) before
             income taxes           (2,859)      61   (5,869)  (1,865)

 Provision for income taxes             (8)     (11)     (36)     (33)
                                  --------- -------- -------- --------

Net income (loss)                 $ (2,867) $    50  $(5,905) $(1,898)
                                   ========  =======  =======  =======

Net income (loss) per share
 Basic                              ($0.09) $  0.00   ($0.19)  ($0.06)
 Diluted                            ($0.09) $  0.00   ($0.19)  ($0.06)

Shares used in computing net
 income (loss) per share
 Basic                              31,386   30,531   31,233   30,479
 Diluted                            31,386   31,504   31,233   30,479




                             MOSYS, INC.
  Reconciliation of GAAP to Non-GAAP Net Loss and Net Loss Per Share
               (In thousands, except per share amounts)
                             (unaudited)

                                  Three Months Ended Nine Months Ended
                                    September 30,      September 30,
                                    2006     2005     2006     2005
                                  --------- -------- -------- --------

 GAAP net income (loss)           $ (2,867) $    50  $(5,905) $(1,898)

 Non-GAAP adjustments:
  Stock compensation expense
       - Cost of revenue                23        -      127        -
       - Research and development      279        -      741        -
         Selling, general and
       -  administrative               401       10    1,062       29
                                   --------  -------  -------  -------
         Total stock compensation
          expense                      703       10    1,930       29

 Non-GAAP net income (loss)       $ (2,164) $    60  $(3,975) $(1,869)
                                   ========  =======  =======  =======

 GAAP net income (loss) per
  share: Basic and Diluted        $  (0.09) $  0.00  $ (0.19) $ (0.06)
  Reconciling item:
         Stock compensation
       -  expense                 $   0.02  $  0.00  $  0.06  $  0.00

                                  --------- -------- -------- --------
 Non-GAAP net income (loss) per
  share: Basic and Diluted        $  (0.07) $  0.00  $ (0.13) $ (0.06)
                                   ========  =======  =======  =======

 Shares used in computing non-
  GAAP net income (loss) per
  share
  Basic                             31,386   30,531   31,233   30,479
  Diluted                           31,386   31,504   31,233   30,479




                             MOSYS, INC.
                CONDENSED CONSOLIDATED BALANCE SHEETS
                            (in thousands)

                                           September 30,  December 31,
                                               2006           2005 (a)
                                           -------------  ------------
                                            (unaudited)
Assets:
 Current assets:
       Cash, cash equivalents and short-
        term investments                   $     83,601   $    68,650
       Accounts receivable - net                    487           638
       Unbilled contract receivable                  52           368
       Prepaid expenses and other assets          2,287         2,632
                                            ------------   -----------
             Total current assets                86,427        72,288

 Long-term investments                            3,492        17,339
 Property and equipment - net                       843         1,121
 Goodwill                                        12,326        12,326
 Other assets                                       593           563
                                           -------------  ------------
             Total assets                  $    103,681   $   103,637
                                            ============   ===========

Liabilities and Stockholders' Equity:
 Current liabilities:
       Accounts payable                    $        665   $       236
       Accrued expenses and other
        liabilities                               2,020         2,564
       Accrued litigation settlement              2,400             -
       Deferred revenue                             302         1,309
                                            ------------   -----------
             Total current liabilities            5,387         4,109

  Long-term portion of restructuring
   liability                                         94           196

 Stockholders' equity:
       Common stock, additional paid-in
        capital and others                      104,939       100,166
       Accumulated deficit                       (6,739)         (834)
                                            ------------   -----------
             Total stockholders' equity          98,200        99,332

             Total liabilities and
              stockholders' equity         $    103,681   $   103,637
                                            ============   ===========

    (a)Derived from Audited Financial
        Statements

    CONTACT: MoSys
             Jim Pekarsky, CFO, 408-731-1846
             jimp@mosys.com
             or
             Shelton Investor Relations
             Beverly Twing, Senior Account Manager, 972-239-5119 x126 btwing@sheltongroup.com